Exhibit 21

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

LIST OF SUBSIDIARIES

As of October 15, 2014

Name	Jurisdiction of Incorporation
AC Conference Holdco., LLC	Delaware
AC Conference Newco., LLC	Delaware
Caesars Entertainment Resort Properties Finance, Inc.	Delaware
Caesars Florida Acquisition Company, LLC	Delaware
Caesars Linq, LLC	Delaware
Caesars Octavius, LLC	Delaware
Flamingo Las Vegas Operating Company, LLC	Nevada
Harrah’s Atlantic City Mezz 9, LLC	Delaware
Harrah’s Atlantic City Mezz 8, LLC	Delaware
Harrah’s Atlantic City Mezz 7, LLC	Delaware
Harrah’s Atlantic City Mezz 6, LLC	Delaware
Harrah’s Atlantic City Mezz 5, LLC	Delaware
Harrah’s Atlantic City Mezz 4, LLC	Delaware
Harrah’s Atlantic City Mezz 3, LLC	Delaware
Harrah’s Atlantic City Mezz 2, LLC	Delaware
Harrah’s Atlantic City Mezz 1, LLC	Delaware
Harrah’s Atlantic City Operating Company, LLC	New Jersey
Harrah’s Atlantic City Propco, LLC	Delaware
Harrah’s Las Vegas, LLC	Nevada
Harrah’s Laughlin, LLC	Nevada
Octavius/Linq Intermediate Holding, LLC	Delaware
Paris Las Vegas Operating Company, LLC	Nevada
Rio Properties, LLC	Nevada